Exhibit 99

Snap-on Announces Second Quarter 2015 Results

Organic sales up 8.4%;
Operating earnings before financial services of 17.7% of sales improves 100 basis points;
Diluted EPS of $2.03 increases 12.8%

KENOSHA, Wis.--(BUSINESS WIRE)--July 23, 2015--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the second quarter of 2015.

  Sales of $851.8 million increased $25.3 million, or 3.1%, from 2014 levels; excluding $43.4 million of unfavorable foreign currency translation and $2.8 million of acquisition-related sales, organic sales increased $65.9 million or 8.4%.
  Operating earnings before financial services of $150.8 million improved 100 basis points to 17.7% of sales as compared to $138.1 million, or 16.7% of sales, last year.
  Financial services operating earnings of $41.4 million increased $6.6 million, or 19.0%, from 2014 levels; financial services revenues of $58.7 million increased 13.5% from 2014 levels.
  Consolidated operating earnings of $192.2 million improved to 21.1% of revenues (net sales plus financial services revenue) as compared to $172.9 million, or 19.7% of revenues, last year.
  The second quarter effective income tax rate was 32.0% in 2015 and 32.9% in 2014.
  Net earnings of $120.0 million, or $2.03 per diluted share, compared to net earnings of $106.1 million, or $1.80 per diluted share, a year ago.

“We’re encouraged by the ongoing progress reflected in our second quarter results, including 8.4% organic sales growth, a 17.7% operating margin before financial services, representing a 100 basis point improvement, and a 12.8% increase in diluted earnings per share,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “We believe these results once again validate Snap-on’s ability to build upon our unique combination of capabilities in serving serious professionals and to successfully navigate our runways for coherent growth and operating improvement in multiple industries across varied geographies. Finally, this continued progress is only possible as a result of the tremendous dedication, effort and skill across the Snap-on team. In that regard, I thank our franchisees and associates worldwide for their contributions, commitment and support.”

Segment Results

Commercial & Industrial Group segment sales of $295.8 million in the quarter increased $8.6 million, or 3.0%, from 2014 levels. Excluding $21.2 million of unfavorable foreign currency translation, organic sales increased $29.8 million, or 11.2%, reflecting sales gains across all of the segment’s businesses.

Operating earnings of $42.2 million in the period, including $2.0 million of unfavorable foreign currency effects, increased $4.0 million from 2014 levels, and the operating margin (operating earnings as a percentage of segment sales) of 14.3% improved 100 basis points from 13.3% a year ago.

Snap-on Tools Group segment sales of $398.7 million in the quarter rose $29.6 million, or 8.0%, from 2014 levels. Excluding $10.6 million of unfavorable foreign currency translation, organic sales increased $40.2 million, or 11.2%, reflecting similar sales increases in both the company’s U.S. and international franchise operations.

Operating earnings of $68.0 million in the period, including $6.7 million of unfavorable foreign currency effects, increased $7.5 million from 2014 levels, and the operating margin of 17.1% improved 70 basis points from 16.4% a year ago.

Repair Systems & Information Group segment sales of $277.4 million in the quarter decreased $1.1 million, or 0.4%, from 2014 levels. Excluding $12.6 million of unfavorable foreign currency translation and $2.8 million of acquisition-related sales, organic sales increased $8.7 million, or 3.3%, reflecting higher sales of diagnostic and repair information products to independent repair shop owners and managers, increased sales to OEM dealerships, and higher sales of undercar equipment.

Operating earnings of $67.7 million in the period, including $3.3 million of unfavorable foreign currency effects, increased $3.1 million from 2014 levels, and the operating margin of 24.4% improved 120 basis points from 23.2% a year ago.

Financial Services operating earnings of $41.4 million on revenue of $58.7 million in the quarter, compared to operating earnings of $34.8 million on revenue of $51.7 million a year ago.

Corporate expenses of $27.1 million in the quarter increased $1.9 million from $25.2 million last year, primarily reflecting higher pension expense.

Outlook

Snap-on expects to make continued progress along its defined runways for coherent growth, including enhancing the franchise network, expanding in the vehicle repair garage, extending to critical industries and building in emerging markets. In pursuit of these initiatives, Snap-on continues to expect that capital expenditures in 2015 will be in a range of $80 million to $90 million. Snap-on also continues to expect that its full year 2015 effective income tax rate will be at or below its 2014 full year rate.

Conference Call and Webcast on July 23, 2015, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, July 23, 2015, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit http://www.snapon.com/sna and click on the link to the webcast. The slide presentation accompanying the call can be accessed under the Downloads tab in the webcast viewer, as well as on the Snap-on website under the tabs Investor Information / Investor Events / Company Presentations.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, including aviation and aerospace, agriculture, construction, government and military, mining, natural resources, power generation and technical education. Snap-on also derives income from various financing programs to facilitate the sales of its products. Products and services are sold through the company’s franchisee, company-direct, distributor and internet channels. Founded in 1920, Snap-on is a $3.3 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended January 3, 2015, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	July 4,	June 28,	July 4,	June 28,
	2015	2014	2015	2014

Net sales	$851.8	$826.5	$1,679.6	$1,614.0
Cost of goods sold	(432.8)	(426.1)	(850.5)	(834.9)
Gross profit	419.0	400.4	829.1	779.1
Operating expenses	(268.2)	(262.3)	(540.4)	(519.3)
Operating earnings before financial services	150.8	138.1	288.7	259.8

Financial services revenue	58.7	51.7	116.1	101.9
Financial services expenses	(17.3)	(16.9)	(34.4)	(32.7)
Operating earnings from financial services	41.4	34.8	81.7	69.2

Operating earnings	192.2	172.9	370.4	329.0
Interest expense	(12.9)	(12.7)	(25.9)	(26.4)
Other income (expense) – net	(0.7)	0.3	(1.4)	0.2
Earnings before income taxes and equity earnings	178.6	160.5	343.1	302.8
Income tax expense	(56.2)	(51.9)	(108.0)	(96.2)
Earnings before equity earnings	122.4	108.6	235.1	206.6
Equity earnings, net of tax	0.6	0.2	1.1	0.4
Net earnings	123.0	108.8	236.2	207.0
Net earnings attributable to noncontrolling interests	(3.0)	(2.7)	(5.7)	(5.0)
Net earnings attributable to Snap-on Inc.	$120.0	$106.1	$230.5	$202.0

Net earnings per share attributable to Snap-on Inc.:
Basic	$2.07	$1.83	$3.97	$3.48
Diluted	2.03	1.80	3.90	3.42

Weighted-average shares outstanding:
Basic	58.1	58.1	58.1	58.1
Effect of dilutive securities	1.0	0.9	1.0	0.9
Diluted	59.1	59.0	59.1	59.0

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	July 4,	June 28,	July 4,	June 28,
	2015	2014	2015	2014

Net sales:
Commercial & Industrial Group	$295.8	$287.2	$593.3	$577.8
Snap-on Tools Group	398.7	369.1	776.9	712.7
Repair Systems & Information Group	277.4	278.5	549.7	541.2
Segment net sales	971.9	934.8	1,919.9	1,831.7
Intersegment eliminations	(120.1)	(108.3)	(240.3)	(217.7)
Total net sales	$851.8	$826.5	$1,679.6	$1,614.0
Financial Services revenue	58.7	51.7	116.1	101.9
Total revenues	$910.5	$878.2	$1,795.7	$1,715.9

Operating earnings:
Commercial & Industrial Group	$42.2	$38.2	$86.2	$77.3
Snap-on Tools Group	68.0	60.5	127.8	109.7
Repair Systems & Information Group	67.7	64.6	131.6	122.7
Financial Services	41.4	34.8	81.7	69.2
Segment operating earnings	219.3	198.1	427.3	378.9
Corporate	(27.1)	(25.2)	(56.9)	(49.9)
Operating earnings	$192.2	$172.9	$370.4	$329.0
Interest expense	(12.9)	(12.7)	(25.9)	(26.4)
Other income (expense) – net	(0.7)	0.3	(1.4)	0.2
Earnings before income taxes
and equity earnings	$178.6	$160.5	$343.1	$302.8

SNAP-ON INCORPORATED Condensed Consolidated Balance Sheets (Amounts in millions) (unaudited)

	July 4,	January 3,
Assets	2015	2015
Cash and cash equivalents	$124.6	$132.9
Trade and other accounts receivable – net	558.0	550.8
Finance receivables – net	421.7	402.4
Contract receivables – net	69.1	74.5
Inventories – net	499.2	475.5
Deferred income tax assets	96.7	101.0
Prepaid expenses and other assets	128.6	121.5
Total current assets	1,897.9	1,858.6

Property and equipment – net	411.2	404.5
Deferred income tax assets	88.2	93.2
Long-term finance receivables – net	708.8	650.5
Long-term contract receivables – net	252.9	242.0
Goodwill	787.8	810.7
Other intangibles – net	198.0	203.3
Other assets	45.9	47.3
Total assets	$4,390.7	$4,310.1

Liabilities and Equity
Notes payable	$61.0	$56.6
Accounts payable	166.1	145.0
Accrued benefits	45.1	53.8
Accrued compensation	76.6	99.2
Franchisee deposits	68.4	65.8
Other accrued liabilities	322.6	298.3
Total current liabilities	739.8	718.7

Long-term debt	861.4	862.7
Deferred income tax liabilities	160.4	159.2
Retiree health care benefits	40.3	42.5
Pension liabilities	184.6	217.9
Other long-term liabilities	88.0	83.8
Total liabilities	2,074.5	2,084.8

Equity
Shareholders' equity attributable to Snap-on Inc.
Common stock	67.4	67.4
Additional paid-in capital	285.5	254.7
Retained earnings	2,805.5	2,637.2
Accumulated other comprehensive loss	(302.0)	(248.2)
Treasury stock at cost	(557.9)	(503.3)
Total shareholders' equity attributable to Snap-on Inc.	2,298.5	2,207.8
Noncontrolling interests	17.7	17.5
Total equity	2,316.2	2,225.3
Total liabilities and equity	$4,390.7	$4,310.1

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Three Months Ended
	July 4,	June 28,
	2015	2014
Operating activities:
Net earnings	$123.0	$108.8
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	14.4	13.6
Amortization of other intangibles	6.2	6.1
Provision for losses on finance receivables	7.3	7.2
Provision for losses on non-finance receivables	3.0	3.2
Stock-based compensation expense	11.6	10.1
Excess tax benefits from stock-based compensation	(3.0)	(2.7)
Deferred income tax benefit	(7.6)	(9.6)
Loss on sale of assets	0.3	0.2
Changes in operating assets and liabilities, net of effects of acquisition:
Increase in trade and other accounts receivable	(6.6)	(5.0)
Increase in contract receivables	(6.4)	(8.0)
Increase in inventories	(11.8)	(9.9)
Increase in prepaid and other assets	(11.4)	(15.6)
Increase in accounts payable	2.9	11.4
Increase in accruals and other liabilities	38.4	14.6
Net cash provided by operating activities	160.3	124.4

Investing activities:
Additions to finance receivables	(217.2)	(200.9)
Collections of finance receivables	159.1	142.9
Capital expenditures	(27.7)	(22.7)
Acquisition of business	-	(41.6)
Disposal of property and equipment	0.4	0.3
Other	-	2.3
Net cash used by investing activities	(85.4)	(119.7)

Financing activities:
Proceeds from short-term borrowings	1.6	-
Repayment of short-term borrowings	(1.6)	-
Net increase (decrease) in other short-term borrowings	(17.6)	29.8
Purchases of treasury stock	(37.2)	(40.4)
Cash dividends paid	(30.8)	(25.6)
Proceeds from stock purchase and option plans	22.0	19.3
Excess tax benefits from stock-based compensation	3.0	2.7
Other	(4.3)	(2.9)
Net cash used by financing activities	(64.9)	(17.1)

Effect of exchange rate changes on cash and cash equivalents	0.2	0.4
Increase (decrease) in cash and cash equivalents	10.2	(12.0)

Cash and cash equivalents at beginning of period	114.4	127.8
Cash and cash equivalents at end of period	$124.6	$115.8

Supplemental cash flow disclosures:
Cash paid for interest	$(1.7)	$(1.6)
Net cash paid for income taxes	(45.7)	(71.2)

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Six Months Ended
	July 4,	June 28,
	2015	2014
Operating activities:
Net earnings	$236.2	$207.0
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	28.2	27.0
Amortization of other intangibles	12.4	12.3
Provision for losses on finance receivables	14.4	13.4
Provision for losses on non-finance receivables	7.9	6.6
Stock-based compensation expense	23.1	18.7
Excess tax benefits from stock-based compensation	(14.0)	(9.6)
Deferred income tax provision (benefit)	3.1	(2.8)
Loss on sale of assets	0.3	0.2
Changes in operating assets and liabilities, net of effects of acquisition:
Increase in trade and other accounts receivable	(26.8)	(36.0)
Increase in contract receivables	(9.7)	(13.9)
Increase in inventories	(35.8)	(28.4)
Increase in prepaid and other assets	(38.4)	(35.3)
Increase in accounts payable	27.8	18.4
Increase in accruals and other liabilities	9.7	35.1
Net cash provided by operating activities	238.4	212.7

Investing activities:
Additions to finance receivables	(416.0)	(370.6)
Collections of finance receivables	319.3	282.3
Capital expenditures	(45.8)	(41.0)
Acquisition of business	-	(41.6)
Disposal of property and equipment	0.4	0.5
Other	(2.8)	(0.2)
Net cash used by investing activities	(144.9)	(170.6)

Financing activities:
Repayment of long-term debt	-	(100.0)
Proceeds from short-term borrowings	1.6	-
Repayment of short-term borrowings	(1.6)	-
Net increase in other short-term borrowings	5.2	33.8
Purchases of treasury stock	(86.9)	(62.5)
Cash dividends paid	(61.7)	(51.2)
Proceeds from stock purchase and option plans	36.5	32.1
Excess tax benefits from stock-based compensation	14.0	9.6
Other	(7.3)	(6.0)
Net cash used by financing activities	(100.2)	(144.2)

Effect of exchange rate changes on cash and cash equivalents	(1.6)	0.3
Decrease in cash and cash equivalents	(8.3)	(101.8)

Cash and cash equivalents at beginning of year	132.9	217.6
Cash and cash equivalents at end of period	$124.6	$115.8

Supplemental cash flow disclosures:
Cash paid for interest	$(25.4)	$(27.8)
Net cash paid for income taxes	(66.4)	(87.9)

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	July 4,	June 28,	July 4,	June 28,
	2015	2014	2015	2014

Net sales	$851.8	$826.5	$-	$-
Cost of goods sold	(432.8)	(426.1)	-	-
Gross profit	419.0	400.4	-	-
Operating expenses	(268.2)	(262.3)	-	-
Operating earnings before financial services	150.8	138.1	-	-

Financial services revenue	-	-	58.7	51.7
Financial services expenses	-	-	(17.3)	(16.9)
Operating earnings from financial services	-	-	41.4	34.8

Operating earnings	150.8	138.1	41.4	34.8
Interest expense	(12.8)	(12.5)	(0.1)	(0.2)
Intersegment interest income (expense) – net	15.7	13.9	(15.7)	(13.9)
Other income (expense) – net	(0.7)	0.3	-	-
Earnings before income taxes and equity earnings	153.0	139.8	25.6	20.7
Income tax expense	(46.8)	(44.3)	(9.4)	(7.6)
Earnings before equity earnings	106.2	95.5	16.2	13.1
Financial services – net earnings
attributable to Snap-on Inc.	16.2	13.1	-	-
Equity earnings, net of tax	0.6	0.2	-	-
Net earnings	123.0	108.8	16.2	13.1
Net earnings attributable to noncontrolling interests	(3.0)	(2.7)	-	-
Net earnings attributable to Snap-on Inc.	$120.0	$106.1	$16.2	$13.1

* Snap-on Inc. with Financial Services on the equity method.
Transactions between the Operations and Financial Services businesses were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Six Months Ended		Six Months Ended
	July 4,	June 28,	July 4,	June 28,
	2015	2014	2015	2014

Net sales	$1,679.6	$1,614.0	$-	$-
Cost of goods sold	(850.5)	(834.9)	-	-
Gross profit	829.1	779.1	-	-
Operating expenses	(540.4)	(519.3)	-	-
Operating earnings before financial services	288.7	259.8	-	-

Financial services revenue	-	-	116.1	101.9
Financial services expenses	-	-	(34.4)	(32.7)
Operating earnings from financial services	-	-	81.7	69.2

Operating earnings	288.7	259.8	81.7	69.2
Interest expense	(25.7)	(26.0)	(0.2)	(0.4)
Intersegment interest income (expense) – net	30.7	27.3	(30.7)	(27.3)
Other income (expense) – net	(1.4)	0.2	-	-
Earnings before income taxes and equity earnings	292.3	261.3	50.8	41.5
Income tax expense	(89.3)	(81.0)	(18.7)	(15.2)
Earnings before equity earnings	203.0	180.3	32.1	26.3
Financial services – net earnings
attributable to Snap-on Inc.	32.1	26.3	-	-
Equity earnings, net of tax	1.1	0.4	-	-
Net earnings	236.2	207.0	32.1	26.3
Net earnings attributable to noncontrolling interests	(5.7)	(5.0)	-	-
Net earnings attributable to Snap-on Inc.	$230.5	$202.0	$32.1	$26.3

* Snap-on Inc. with Financial Services on the equity method.
Transactions between the Operations and Financial Services businesses were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	July 4,	January 3,	July 4,	January 3,
	2015	2015	2015	2015

Assets
Cash and cash equivalents	$124.4	$132.8	$0.2	$0.1
Intersegment receivables	19.2	16.0	-	-
Trade and other accounts receivable – net	557.7	550.5	0.3	0.3
Finance receivables – net	-	-	421.7	402.4
Contract receivables – net	7.6	7.6	61.5	66.9
Inventories – net	499.2	475.5	-	-
Deferred income tax assets	80.0	85.4	16.7	15.6
Prepaid expenses and other assets	133.1	125.5	1.6	0.9
Total current assets	1,421.2	1,393.3	502.0	486.2

Property and equipment – net	410.3	403.4	0.9	1.1
Investment in Financial Services	228.4	218.9	-	-
Deferred income tax assets	87.9	92.9	0.3	0.3
Intersegment long-term notes receivable	281.0	232.1	-	-
Long-term finance receivables – net	-	-	708.8	650.5
Long-term contract receivables – net	13.3	12.8	239.6	229.2
Goodwill	787.8	810.7	-	-
Other intangibles – net	198.0	203.3	-	-
Other assets	50.7	50.9	1.0	1.0
Total assets	$3,478.6	$3,418.3	$1,452.6	$1,368.3

Liabilities and Equity
Notes payable	$61.0	$56.6	$-	$-
Accounts payable	166.0	144.7	0.1	0.3
Intersegment payables	-	-	19.2	16.0
Accrued benefits	45.1	53.8	-	-
Accrued compensation	74.2	95.2	2.4	4.0
Franchisee deposits	68.4	65.8	-	-
Other accrued liabilities	283.2	285.0	45.5	18.2
Total current liabilities	697.9	701.1	67.2	38.5

Long-term debt and intersegment long-term debt	-	-	1,142.4	1,094.8
Deferred income tax liabilities	160.4	158.6	-	0.6
Retiree health care benefits	40.3	42.5	-	-
Pension liabilities	184.6	217.9	-	-
Other long-term liabilities	79.2	72.9	14.6	15.5
Total liabilities	1,162.4	1,193.0	1,224.2	1,149.4

Total shareholders' equity attributable to Snap-on Inc.	2,298.5	2,207.8	228.4	218.9
Noncontrolling interests	17.7	17.5	-	-
Total equity	2,316.2	2,225.3	228.4	218.9
Total liabilities and equity	$3,478.6	$3,418.3	$1,452.6	$1,368.3

* Snap-on Inc. with Financial Services on the equity method.
Transactions between the Operations and Financial Services businesses were eliminated to arrive at the consolidated financial statements.

CONTACT:
Snap-on Incorporated
Investors:
Leslie Kratcoski
262/656-6121
or
Media:
Richard Secor
262/656-5561